CERTIFICATION OF EXECUTIVE OFFICER

I, Ralph M. Amato, certify that:

1)	I have reviewed this report on Form 10-QSB of BoysToys.com, Inc.

2)

Based on my knowledge, this report does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

3)

Based on my knowledge, the financial statements and other financial information included in this annual report, fairly present in all material respects the financial condition, results from operations and cash flows of the registrant as of, and for, the periods presented in this report.

By: /s/ Ralph M. Amato Ralph M. Amato Chief Executive Officer & Chairman	Date: August 7, 2003

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CERTIFICATION OF FINANCIAL OFFICER

I, Ralph M. Amato, certify that:

4)	I have reviewed this report on Form 10-QSB of BoysToys.com, Inc.

5)

Based on my knowledge, this annual report does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

6)

Based on my knowledge, the financial statements and other financial information included in this annual report, fairly present in all material respects the financial condition, results from operations and cash flows of the registrant as of, and for, the periods presented in this report.

By: /s/ Ralph M. Amato Ralph M. Amato Chief Financial Officer	Date: August 7, 2003

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